EXHIBIT 99.1

Contacts:	Thomas Hornish	Brad Edwards
	Chief Operating Officer	Brainerd Communicators, Inc.
	951.699.6991, ext. 104	212.986.6667
	thornish@outdoorchannel.com	edwards@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS STRONG 2008 THIRD QUARTER RESULTS
TEMECULA, Calif. — October 30, 2008 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported increases in total revenues of 18.2 percent and 12.8 percent, respectively, for the three- and nine-month periods ended September 30, 2008.
Total revenues from continuing operations amounted to $15.0 million for the 2008 third quarter, compared with $12.7 million in the corresponding period a year ago. For the first nine months of 2008, total revenues from continuing operations equaled $39.7 million, compared with $35.2 million in the 2007 nine-month period.
Advertising revenue for the 2008 third quarter rose 32.3 percent to $10.5 million from $7.9 million in the prior-year period. For the first nine months of 2008, advertising sales rose 27.2 percent to $26.6 million from $20.9 million in the first nine months of 2007.
Subscriber fees totaled $4.5 million for the third quarter of 2008 and $13.1 million year-to-date. This reflects reductions of 5.4 percent and 8.2 percent, respectively, from $4.7 million and $14.3 million in the 2007 third quarter and nine months. The company attributed the reductions in subscriber fees to the successful completion of carriage negotiations with the majority of its distributors during the preceding year.
“Our strong third quarter financial performance demonstrates our continued progress in implementing our growth strategy and building upon our leadership position in outdoor TV,” said Roger L. Werner, President and Chief Executive Officer. “During the quarter, we generated double digit advertising growth, as we continued to capitalize on our audience gains and improved programming. Looking ahead, we remain focused on further strengthening our brand, monetizing our audience growth, maximizing our distribution relationships and expanding our digital presence.”
Outdoor Channel Holdings posted net income of $2.4 million, or $0.09 per diluted share, for the 2008 third quarter, compared with a net income of $1.5 million, or $0.06 per diluted share, in the prior-year period. For the 2008 nine-month period, the company posted net income of $1.9 million, or $0.07 per share, compared to a net loss of $299,000, or ($0.01) per share, for the first nine months of 2007.
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, amounted to $5.4 million for the 2008 third quarter, compared with $3.1 million in the prior-year period. For the year-to-date period, EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense, equaled $7.0 million, compared with $8.0 million for the first nine months of 2007.
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Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, October 30, 2008, at 2 p.m. PDT (5 p.m. EDT) to review the company’s financials and operations for its 2008 third quarter ended September 30, 2008. Investment professionals are invited to participate in the live call by dialing 800-659-1942 (domestic) or 617-614-2710 (international) and using participant passcode 70817379. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the website for one year. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), November 6, 2008, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 23551543.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband website. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 29.6 million cable and satellite subscribers for November 2008. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense is provided in the attached table.
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Outdoor Channel Holdings, Inc.
3-3-3
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) economic conditions causing a decrease, or slowing of growth, in our advertising revenue; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Advertising	$10,472	$7,917	$26,594	$20,908
Subscriber fees	4,484	4,739	13,089	14,263

Total revenues	14,956	12,656	39,683	35,171

Cost of services:
Programming	1,437	1,521	5,133	4,625
Satellite transmission fees	398	637	1,573	1,869
Production and operations	1,454	1,101	4,477	3,375
Other direct costs	98	46	290	101

Total cost of services	3,387	3,305	11,473	9,970

Other expenses:
Advertising	567	1,558	2,593	4,088
Selling, general and administrative	6,592	6,524	21,342	21,525
Depreciation and amortization	672	686	1,904	1,993

Total other expenses	7,831	8,768	25,839	27,606

Income (loss) from operations	3,738	583	2,371	(2,405)

Interest and other income, net	454	882	1,400	2,397

Income (loss) from continuing operations before income taxes	4,192	1,465	3,771	(8)

Income tax provision (benefit)	1,798	(33)	1,887	320

Income (loss) from continuing operations	2,394	1,498	1,884	(328)

Income from discontinued operations, net of tax	—	—	—	29

Net income (loss)	$2,394	$1,498	$1,884	$(299)

Basic earnings (loss) per common share data:
From continuing operations	$0.10	$0.06	$0.07	$(0.01)

From discontinued operations	$—	$—	$—	$—

Basic earnings per common share	$0.10	$0.06	$0.07	$(0.01)

Diluted earnings (loss) per common share data:
From continuing operations	$0.09	$0.06	$0.07	$(0.01)

From discontinued operations	$—	$—	$—	$—

Diluted earnings per common share	$0.09	$0.06	$0.07	$(0.01)

Weighted average number of common shares outstanding:
Basic	25,114	26,054	25,719	25,846

Diluted	25,890	26,747	26,287	25,846

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,317	$25,260
Investment in available-for-sale securities	150	46,155
Accounts receivable, net of allowance for doubtful accounts	9,221	8,299
Other current assets	6,407	5,626

Total current assets	73,095	85,340

Property, plant and equipment, net	10,394	11,632
Goodwill and amortizable intangible assets, net	43,208	43,473
Investment in available-for-sale securities	6,684	—
Deferred tax assets, net	7,574	9,326
Deposits and other assets	1,772	1,930

Totals	$142,727	$151,701

Liabilities and Stockholders’ Equity

Current liabilities	$6,016	$4,833
Long-term liabilities	255	291

Total liabilities	6,271	5,124

Total stockholders’ equity	136,456	146,577

Totals	$142,727	$151,701

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating activities:
Net income (loss)	$2,394	$1,498	$1,884	$(299)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	—	—	—	(29)
Depreciation and amortization	672	686	1,904	1,993
Amortization of subscriber acquisition fees	125	122	367	366
Loss (gain) on sale of equipment	46	(1)	41	(1)
Loss (gain) on sale of available-for-sale and auction-rate securities	(119)	—	(75)	—
Other-than-temporary impairment on auction-rate securities	—	—	336	—
Provision for doubtful accounts	125	32	589	100
Share-based employee and service provider compensation	992	1,861	2,704	8,392
Deferred tax provision (benefit), net	1,798	(115)	1,885	245

Changes in operating assets and liabilities:
Accounts receivable	(1,084)	(973)	(1,459)	(2,121)
Income tax refund receivable	(7)	18	(12)	2,095
Prepaid programming costs	(749)	(795)	(551)	(295)
Other current assets	(26)	(171)	(218)	(486)
Deposits and other assets	(209)	64	(209)	(250)
Accounts payable and accrued expenses	(133)	1,160	1,469	1,558
Deferred revenue	129	(304)	139	(388)
Customer deposits	—	—	(14)	(41)
Accrued severance payments	(14)	(84)	(239)	(257)
Deferred obligations	23	32	(74)	15

Net cash provided by operating activities	3,963	3,030	8,467	10,597

Investing activities:
Purchases of property, plant and equipment	(166)	(234)	(644)	(943)
Proceeds from sale of equipment	—	4	15	4
Proceeds from sale of discontinued operations	—	—	—	3,589
Purchases of available-for-sale and auction-rate securities	(5)	(44,451)	(27,181)	(104,001)
Proceeds from sale of available-for-sale and auction-rate securities	2,480	46,921	65,952	100,811

Net cash provided by (used in) investing activities	2,309	2,240	38,142	(540)

Financing activities:
Proceeds from exercise of stock options	—	6	11	604
Purchase and retirement of stock related to stock repurchase program	(9,363)	(37)	(14,174)	(308)
Purchase of treasury stock	(99)	—	(389)	—

Net cash provided by (used in) financing activities	(9,462)	(31)	(14,552)	296

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from discontinued operations:
Net cash used in operating activities of discontinued operations	—	—	—	(582)
Net cash used in investing activities of discontinued operations	—	—	—	(69)

Net cash used in discontinued operations	—	—	—	(651)

Net increase (decrease) in cash and cash equivalents	(3,190)	5,239	32,057	9,702
Cash and cash equivalents, beginning of period	60,507	18,689	25,260	14,226

Cash and cash equivalents, end of period	$57,317	$23,928	$57,317	$23,928

Supplemental disclosure of cash flow information:

Income taxes paid	$7	$4	$13	$99

Supplemental disclosures of non-cash investing and financing activities:

Effect of net decrease in fair value of available-for-sale securities, net of deferred taxes	$(216)	$(15)	$(157)	$(49)

Property, plant and equipment costs incurred but not paid	$37	$122	$37	$122

Retirement of treasury stock	$98	$36	$389	$308

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss)	$2,394	$1,498	$1,884	$(299)

Add/Subtract:
Interest and other income, net	454	881	1,400	2,397
Income tax provision (benefit)	1,798	(33)	1,887	320
Depreciation and amortization	672	686	1,904	1,993

EBITDA	4,410	1,270	4,275	(383)

Adjusted for:
Income from discontinued operations, net of tax	—	—	—	29

EBITDA as adjusted for discontinued operations, net of tax	4,410	1,270	4,275	(412)

Adjusted for:

Share-based compensation expense	992	1,861	2,704	8,392

EBITDA as adjusted for discontinued operations, net of tax and share-based compensation expense	$5,402	$3,131	$6,979	$7,980

Summary of Cost of Services
Share-based compensation expense	$155	$46	$329	$125
Cost of Services	3,232	3,259	11,144	9,845

Total Cost of Services	$3,387	$3,305	$11,473	$9,970

Summary of Selling, general and administrative
Share-based compensation expense	$837	$1,815	$2,375	$8,267
Selling, general and administrative	5,755	4,709	18,967	13,258

Total Selling, general and administrative	$6,592	$6,524	$21,342	$21,525